SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  September 23, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

Huffy Corporation announced in a press release dated September 23, 2005 that the U.S. Bankruptcy Court for the Southern District of Ohio has entered an order confirming the Company’s Joint Plan of Reorganization.  The press release is attached as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: September 23, 2005	By: /s/ NANCY A. MICHAUD Nancy A. Michaud, Senior Vice President, General Counsel and Secretary

EXHIBIT 99.1

HUFFY

CORPORATION

NEWS RELEASE

Contact:

Kim Martin Lewis

Dinsmore & Shohl LLP

(513) 977-8259

COURT CONFIRMS HUFFY CORPORATION PLAN OF REORGANIZATION

Miamisburg, Ohio, September 23, 2005 - Huffy Corporation (OTC - HUFCQ) today announced that the U.S. Bankruptcy Court for the Southern District of Ohio has entered an order confirming the Company's Joint Plan of Reorganization (the "Plan") following a confirmation hearing held September 22, 2005.  The court ruled that Huffy Corporation has met all of the necessary statutory requirements to confirm the plan.  With this action, the Company expects to emerge from Chapter 11 protection in early October, 2005.  The Company’s emergence remains subject to finalizing exit financing arrangements with its lenders on or before that date.

John A. Muskovich, President and Chief Executive Officer, stated “We are very grateful for the support we have received throughout this process from our key suppliers and our employees,” adding “The actions we have taken to restructure Huffy during the reorganization will continue at a rapid pace after emergence.  We intend to focus on our bicycle and golf businesses as we work to strengthen the Company’s operational and financial performance.”

All shares of Huffy Corporation common stock outstanding prior to its emergence from bankruptcy will be cancelled.  Because the Company will have less than 300 shareholders of record after emergence, it plans to make the necessary filings with the Securities and Exchange Commission to suspend its registration under the Securities Exchange Act of 1934, effective on or about the date of emergence.  Accordingly, Huffy Corporation will no longer be a publicly-traded corporation and will no longer be required to file periodic or other reports with the Securities and Exchange Commission.

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On October 20, 2004, Huffy Corporation and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division. The bankruptcy cases are being jointly administered under Case No. 04-39148. Huffy Corporation and its subsidiaries continue to operate their businesses and manage their properties as debtors in possession.

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Huffy Corporation (OTC-HUFCQ) is a diversified sporting goods company marketing bicycles and wheeled products under the Huffy®, Royce Union®, and Micro® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop®, and Zebra® brands, and a variety of products as a licensee.

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This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates," or "anticipates," or other comparable terminology, or by discussions of strategy, plans, or intentions. These statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to those cautionary statements contained in the Huffy Corporation's report on Form 10-K, dated March 5, 2004.